Exhibit 99.1

ATTN: INVESTOR RELATIONS 500 NORTH AKARD STREET SUITE 4300 DALLAS, TX 75201	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to vote these shares up until 11:59 P.M. Eastern Standard Time the day before the special meeting date. Have the Proxy Card in hand when accessing the website and follow the instructions.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to vote these shares up until 11:59 P.M. Eastern Standard Time the day before the special meeting date. Have the Proxy Card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date the Proxy Card and return it in the postage-paid envelope provided or return it to ENSCO International Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Review the proxy materials for special requirements for voting at the special meeting. You will need to request a ballot to vote at the special meeting.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ENSCO International Incorporated in printing and delivering proxy materials, you can consent to receiving all future proxy materials electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY
ENSCO INTERNATIONAL INCORPORATED

The Board of Directors recommends you vote FOR the following proposals:

For	Against	Abstain	For	Against	Abstain

1.     Approval of the proposal to adopt the Agreement and Plan of Merger and Reorganization, entered into as of November 9, 2009, by and between ENSCO International Incorporated, a Delaware corporation, and ENSCO Newcastle LLC, a Delaware limited liability company:
☐	☐	☐
2.     Approval of the adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the Agreement and Plan of Merger and Reorganization:
			☐	☐	☐

And on any other business that may properly come before the special meeting, in the discretion of the proxies.
Note: Please sign exactly as the name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the ☐
reverse side where indicated.

	Yes	No
Please indicate if you plan to attend this Meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS OF
ENSCO INTERNATIONAL INCORPORATED
December 22, 2009
Please date, sign and mail
the Proxy Card in the
envelope provided as soon
as possible.
Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.
If voting by mail, please detach along perforated line and mail in the envelope provided.
PROXY
ENSCO INTERNATIONAL INCORPORATED
Board of Directors Proxy for the Special Meeting
of Stockholders at 10:00 a.m. Central Standard Time, Tuesday, December 22, 2009
5-Star Worldwide Conference Center at Lincoln Plaza
Suite B30 – Lower Level
500 N. Akard Street
Dallas, Texas 75201
          The undersigned stockholder of ENSCO International Incorporated (the “Company”) hereby revokes all previous proxies and appoints James W. Swent III and David A. Armour, or any of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated special meeting and any adjournment(s) thereof.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) OR (2), THIS PROXY WILL BE VOTED “FOR” EACH ITEM. THE PROXIES ARE AUTHORIZED TO USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
          Your Board of Directors recommends a vote “FOR” the proposal to approve the adoption of the Agreement and Plan of Merger and Reorganization and “FOR” the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the Agreement and Plan of Merger and Reorganization.
          Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)